UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            October 14, 2015

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.
Ebix, Inc. (the “Company”) has exercised the $50 million accordion feature under the Credit Agreement (the “Credit Agreement”) dated August 5, 2014, among the Company, Regions Bank as Administrative Agent (“Regions”) and certain lenders listed below (“Lenders”).
The exercise of the accordion feature increases the Aggregate Revolving Commitment under the Credit Agreement to $240 million from the prior amount of $190 million. In connection with the exercise of the accordion feature, TD Bank, NA has joined the syndicated bank group. Below are the amended Lenders, Revolving Commitments and Revolving Commitments Percentages:

Lender	Revolving Commitment	Revolving Commitment Percentage
Regions Bank	$75,000,000	31.3%
MUFG Union Bank, N.A.	$60,000,000	25.0%
Silicon Valley Bank	$50,000,000	20.8%
Fifth Third Bank	$30,000,000	12.5%
TD Bank, NA	$25,000,000	10.4%

TOTAL	$240,000,000	100.0%
On October 14, 2015, the Company issued a press release announcing the exercise of the accordion feature and the joinder of TD Bank, NA as a Lender under the Credit Agreement. A copy of this press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.    Exhibit

99.1    Press Release dated October 14, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name:	Robert Kerris
Title:	EVP, Chief Financial Officer & Corporate Secretary

Dated: October 14, 2015